UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 9, 2019
Invitation Homes Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001- 38004	90-0939055
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1717 Main Street, Suite 2000, Dallas, Texas 75201
(Address of Principal Executive Offices) (Zip Code)
(972) 421-3600
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.
On January 9, 2019, CSH 2016-2 Borrower, LLC (the “Borrower”), a wholly-owned subsidiary of Invitation Homes Inc. (the “Company”), pursuant to the terms of that certain Loan Agreement, dated as of November 3, 2016, between the Borrower and JPMorgan Chase Bank, National Association, as Lender (the “Loan Agreement”), voluntarily prepaid $70 million of borrowings outstanding under the Loan Agreement. This voluntary prepayment reduced the Borrower’s outstanding obligation under the Loan Agreement to approximately $372,614,330. The prepayment was made with unrestricted cash on hand.
The CSH 2016-2 securitization is a floating rate loan with a weighted average interest rate of LIBOR + 196 bps (excluding the effect of retained certificates).
Previously, on November 9, 2018 and December 7, 2018, respectively, the Borrower voluntarily prepaid $90 million and $65 million of borrowings then outstanding under the Loan Agreement.
The information in this Item 7.01 shall neither be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVITATION HOMES INC.

By:	/s/ Mark A. Solls
	Name:	Mark A. Solls
	Title:	Executive Vice President, Secretary and Chief Legal Officer
Date: January 9, 2019